Exhibit 10.34

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

FOR

COMPACT PARTICLE ACCELERATION CORPORATION

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

i

Changes	12

Employee Matters	14

Tax Returns and Payments	15

Insurance	16

Employee Agreements	16

Permits	16

Corporate Documents	16

83(b) Elections	16

Environmental and Safety Laws	16

Disclosure	17

Representations and Warranties of the Purchasers	17

Authorization	17

Purchase Entirely for Own Account	17

Disclosure of Information	18

Restricted Securities	18

No Public Market	18

Legends	18

Accredited Investor	19

Foreign Investors	19

No General Solicitation	19

Exculpation Among Purchasers	19

Residence	19

No Assurances of Exercise of Acquisition Option or Distribution Option	20

Not a Qualified New Business Venture	20

Conditions to the Purchasers’ Obligations at Closing	20

Representations and Warranties	20

Performance	20

Compliance Certificate	20

Qualifications	20

Opinion of Company Counsel	20

Board of Directors	20

Investors’ Rights Agreement	20

Shareholder Agreement	20

Restated Articles	21

Secretary’s Certificate	21

Proceedings and Documents	21

Conversion of Convertible Promissory Notes	21

Minimum Number of Shares at Initial Closing	21

Maximum and Minimum Number of Shares at Second Closing	21

Conversion of Accuray Note	21

Additional Transaction Agreements	21

Conditions of the Company’s Obligations at Closing	22

Representations and Warranties	22

Performance	22

Qualifications	22

Investors’ Rights Agreement	22

Shareholder Agreement	22

Additional Transaction Agreements	22

Miscellaneous	22

Survival of Warranties	22

Successors and Assigns	22

Governing Law	22

Counterparts	23

Titles and Subtitles	23

Notices	23

No Finder’s Fees	23

Attorneys’ Fees	23

Amendments and Waivers	23

Severability	24

Delays or Omissions	24

Entire Agreement	24

Dispute Resolution	24

No Commitment for Additional Financing	25

EXHIBITS

Exhibit A-1 -	SCHEDULE OF PURCHASERS

Exhibit A-2 -	CONVERSION OF INDEBTEDNESS

Exhibit A-2(i) – 2010 Convertible Promissory Notes

Exhibit A-2(ii) – 2011/2012 Convertible Promissory Notes

Exhibit B -	FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF WARRANT

Exhibit E -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit F -	FORM OF SHAREHOLDER AGREEMENT

Exhibit G -	FORM OF LEGAL OPINION OF MICHAEL BEST & FRIEDRICH LLP

Exhibit H -	MONTEREY MILESTONE

Exhibit I -	SERIES B PURCHASE AGREEMENT

Exhibit J -	LICENSE AGREEMENT

v

PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

THIS PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT  is made as of the 20th day of April, 2012 by and among Compact Particle Acceleration Corporation, a Wisconsin corporation (the “Company”), and the investors listed on  Exhibit A-1 attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1.             Purchase and Sale of Preferred Stock and Warrant.

1.1          Sale and Issuance of Series A Preferred Stock and Series A-1 Preferred Stock.

(a)           The Company shall adopt and file with the Wisconsin Department of Financial Institutions on or before the Initial Closing (as defined below) the Second Amended and Restated Articles of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Articles”).

(b)           Subject to the terms and conditions of this Agreement, (i) each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series A Preferred Stock, $ 0.001 par value per share (the “Series A Preferred Stock”), set forth opposite each Purchaser’s name on Exhibit A-1, at a purchase price of $0.8725 per share (the “Series A Purchase Price”), and (ii) pursuant to Subsections 1.3(c) and 1.4(c) of this Agreement, certain Purchasers agree to purchase at the Closing and the Company agrees to sell and issue to each such Purchaser at the Closing that number of shares of Series A-1 Preferred Stock, $ 0.001 par value per share (the “Series A-1 Preferred Stock”), set forth opposite such Purchaser’s name on Exhibit A-1 at a purchase price of $0.39 per share. The shares of Series A Preferred Stock and the shares of Series A-1 Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) shall be referred to in this Agreement as the “Shares.”

1.2          Sale and Issuance of Warrants.  Subject to the terms and conditions hereof, certain Purchasers who will purchase shares at the Initial Closing agree to purchase at the Initial Closing, and the Company agrees to issue to such Purchasers at the Initial Closing for no additional costs, a Warrant in the form attached to this Agreement as Exhibit D (the “Warrant”), to purchase that number of shares of Series B Common Stock, $0.001 par value per share (the “Series B Common Stock”), set forth opposite each such Purchaser’s name on Exhibit A-1 under the column labeled “Warrant Shares.”

1.3          Closing; Delivery.

(a)           Initial Closing. The initial purchase and sale of the Shares and issuance of the Warrants hereunder shall take place remotely via the exchange of documents and signatures on April 20, 2012, or at such other time and place as the Company and the Purchasers mutually agreed upon, orally or in writing (which time and place are designated as the “Initial

Closing”).  In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)           Warrants and Share Certificates. At each Closing, the Company shall deliver to each Purchaser a duly executed Warrant (with respect to the Initial Closing), and a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, or by any combination of such methods as the Board of Directors approves.

(c)           2010 Convertible Promissory Notes. To the extent that a Purchaser is due any amount under (i) the Convertible Promissory Notes by and between the Company and such Purchaser and listed under the column labeled “2010 Convertible Promissory Notes” on Exhibit A-2(i) to this Agreement (the “2010 Convertible Promissory Notes”, and each a “2010 Convertible Promissory Note”), by signing this Agreement such Purchaser hereby agrees that the entire amount owed to such Purchaser under each of the 2010 Convertible Promissory Notes as of the date of the Initial Closing, including without limitation, any principal and interest, is being tendered to the Company at the Initial Closing in exchange for the number of shares of Series A-1 Preferred Stock as set forth opposite such Purchaser’s name on Exhibit A-2(i) under the column labeled “Series A-1 Shares”, and effective upon the Company’s and such Purchaser’s execution and delivery of this Agreement, without any further action required by the Company, such note and all obligations set forth therein, shall be immediately terminated in their entirety and such Purchaser shall deliver to the Company at the Initial Closing, for cancellation, the original 2010 Convertible Promissory Notes (or, if such registered holder alleges that such 2010 Convertible Promissory Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such note).

(d)           2011/2012 Convertible Promissory Notes. To the extent that a Purchaser is due any amount under the Convertible Promissory Notes, by and between the Company and such Purchaser and listed under the column labeled “2011/2012 Convertible Promissory Notes” on Exhibit A-2(ii) to this Agreement (the “2011/2012 Convertible Promissory Notes”, and each a “2011/2012 Convertible Promissory Note”, and together with the 2010 Convertible Promissory Notes, the “Convertible Promissory Notes”), by signing this Agreement such Purchaser hereby agrees that the entire amount owed to such Purchaser under each of the 2011/2012 Convertible Promissory Notes as of the date of the Initial Closing, including without limitation any principal and interest, is being tendered to the Company at the Initial Closing in exchange for the number of shares of Series A Preferred Stock as set forth opposite such Purchaser’s name on Exhibit A-2(ii) under the column labeled “Series A Shares”, and effective upon the Company’s and such Purchaser’s execution and delivery of this Agreement, without any further action required by the Company, such note and all obligations set forth therein, shall be immediately terminated in their entirety and such Purchaser shall deliver to the Company at the Initial Closing, for cancellation, the original 2011/2012 Convertible Promissory Notes (or, if such registered holder alleges that such 2011/2012 Convertible Promissory Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such note).

1.4          Second Closing, Others.

(a)           Second Closing. After the Initial Closing, the Company may sell, pursuant to this Agreement, in a subsequent closing (the “Second Closing”) to one or more purchasers (each a “Second Tranche Purchaser”) that number of additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series A Preferred Stock (the “Additional Shares”) whose aggregate purchase price does not exceed $4,850,000, provided that (i) such subsequent sale is consummated prior to June 30, 2012, unless otherwise agreed by the Company and Purchasers holding a majority of the Shares purchased hereunder, (ii) each Second Tranche Purchaser shall become a party to the Transaction Agreements (as defined below), other than the Additional Transaction Agreements, by executing and delivering a counterpart signature page to each of the Transaction Agreements, other than the Additional Transaction Agreements, and (iii) Accuray will purchase twenty percent (20%) of the Additional Shares to be sold in the Second Closing, up to the number of Additional Shares whose aggregate purchase price is a maximum of $725,000.  Exhibit A-1 to this Agreement shall be updated to reflect the number of Additional Shares purchased at the Second Closing and the parties purchasing such Additional Shares.

(b)           Accuray Note. To the extent that Accuray or TomoTherapy is due any amount under the Credit Agreement and related Revolving Promissory Note, between the Company and TomoTherapy, dated as of March 9, 2011 and amended as of May 10, 2011 (the “Accuray Note”), by signing this Agreement each of Accuray and TomoTherapy hereby agrees that at the Initial Closing or the Second Closing, such Closing to be determined solely in Accuray’s discretion, the entire amount owed to Accuray or TomoTherapy under the Accuray Note, including without limitation, any principal and interest thereon calculated as of the date of such Closing, is being tendered to the Company at such Closing in exchange for the number of shares of Series A Preferred Stock equal to the amount of principal and interest elected by Accuray to be converted divided by the Series A Purchase Price.  Notwithstanding any provision of this Agreement, in no event will Accuray or TomoTherapy be obligated to convert the entire amount due under the Accuray Note if upon such conversion Accuray and its Affiliates (including TomoTherapy) would own 19% or more of (x) the outstanding voting power of the Company; (y) the outstanding share capital of the Company; or (z) the fully-diluted shares of the Company, including in such calculation all of the securities of the Company held by Accuray and TomoTherapy (excluding the Accuray Note) and all potential Shares that Accuray is or may be obligated to acquire pursuant to this Agreement or any of the Transaction Agreements (other than the Acquisition Option, as defined in the Shareholder Agreement).  If Accuray or TomoTherapy designates the entire amount due under the Accuray Note to be converted pursuant to this Subsection 1.4(c), such Accuray Note and all obligations set forth therein shall be terminated in their entirety as of the relevant Closing, and Accuray or TomoTherapy, as applicable, shall deliver to the Company for cancellation the original Accuray Note so designated for conversion (or, if Accuray or TomoTherapy alleges that any such Accuray Note has been lost, stolen or destroyed, a lost note affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such note). If the outstanding principal and interest owed to Accuray or TomoTherapy under the Accuray Note has not been converted in its entirety pursuant to this Subsection 1.4(c), the Accuray Note will remain in the possession of Accuray or TomoTherapy, as applicable, and will not be delivered for cancellation until the balance of the amount due under the Accuray Note has been paid in full by the Company. On the date of the Initial Closing, the Company and Accuray or TomoTherapy, as applicable, will amend the Accuray Note to change the date in clause (a) of Section 2 (Maturity Date) of the Accuray Note from December 31, 2011 to December 31, 2012.  On the date of the Second Closing, if the Accuray Note has not been converted in its entirety pursuant to this Subsection 1.4(c), the Company and Accuray or TomoTherapy, as applicable, will amend the Accuray Note to provide that (i) the date in clause (a) of Section 2 (Maturity Date) of the Accuray Note will be changed from December 31, 2012 to December 31, 2015; (ii) the interest rate at which interest on the unpaid and unconverted principal balance and accrued interest of the Accuray Note accrues, as of the date of the Second Closing, will be reduced to a rate of 8%; and (iii) such Accuray Note shall not be convertible into equity securities of the Company following the earlier of September 30, 2012 or the date on which all the Series A Preferred Stock which the Company is authorized to issue under this Purchase Agreement have been sold pursuant hereto, unless otherwise agreed to in writing by the Company and Accuray.

(c)           Other Additional Closings. After the Initial Closing, and in addition to the Second Closing described in Subsections 1.4(a), the Company may sell, pursuant to this Agreement, up to 4,584,784 Additional Shares to one or more purchasers (the “Additional Purchasers”), provided that (i) such subsequent sale is consummated prior to September 30, 2012, (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), other than the Additional Transaction Agreements, by executing and delivering a counterpart signature page to each of the Transaction Agreements, other than the Additional Transaction Agreements, and (iii) the Company’s Board of Directors has approved each such subsequent Closing.  Exhibit A-1 to this Agreement shall be updated to reflect the number of Additional Shares purchased at any such subsequent Closing and the parties purchasing such Additional Shares.

1.5          Use of Proceeds.  In accordance with the directions of the Company’s Board of Directors, as it shall be constituted in accordance with the Shareholder Agreement, the Company will use the proceeds from the sale of the Shares solely for the development of the Monterey Milestone, as set forth in Exhibit H hereto.

1.6          Defined Terms Used in this Agreement.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)           “Accuray” means Accuray Incorporated, a Delaware corporation.

(b)           “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(e)           “Investors’ Rights Agreement” means the agreement among the Company, the Purchasers and certain other shareholders of the Company dated as of the date of the Initial Closing, in the form of Exhibit E attached to this Agreement.

(f)            “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(g)           “Knowledge,” including the phrase “to the Company’s knowledge,” shall mean the actual knowledge after reasonable investigation of the officers and directors of the Company.

(h)           “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(i)            “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(j)            “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Subsection 1.4.

(k)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(l)            “Shareholder Agreement” means the agreement among the Company, the Purchasers and certain other shareholders of the Company, dated as of the date of the Initial Closing, in the form of Exhibit F attached to this Agreement.

(m)          “Shares” means the shares of Series A Preferred Stock and Series A-1 Preferred Stock issued at the Initial Closing and any Additional Shares issued at a subsequent Closing under Subsection 1.4.

(n)           “TomoTherapy” means TomoTherapy Incorporated, a Wisconsin corporation and wholly owned subsidiary of Accuray.

(o)           “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Shareholder Agreement, the Warrants, the Series B Common Stock Purchase Agreement between the Company and a certain Purchaser, dated as of the date of the Initial Closing, in the form of Exhibit I attached to this Agreement (the “Series B Purchase Agreement”), and a License Agreement among the Company, certain of the Purchasers and certain other shareholders of the Company, in the form of Exhibit J attached to this Agreement (the “License Agreement”), (such Series B Purchase Agreement and License Agreement, the “Additional Transaction Agreements”).

2.             Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated.  The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term “the Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1          Organization, Corporate Power and Qualification.  The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, has filed with the Wisconsin Department of Financial Institutions the most recent annual report required to be filed by it, has not filed articles of dissolution, and has a perpetual period of existence and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2          Capitalization.

(a)           The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i)            100,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of which (i) 25,000,000 shares are designated Series A Common Stock, $0.001 par value per share (the “Series A Common Stock”), and (ii) 75,000,000 shares are designated Series B Common Stock, 12,253,887 shares of Series A Common Stock which are issued and outstanding immediately prior to the Initial Closing and 22,253,784 shares of Series B Common Stock which are issued and outstanding immediately prior to the Initial

Closing.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)           25,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of which 20,000,000 shares have been designated Series A Preferred Stock and 5,000,000 shares have been designated Series A-1 Preferred Stock, none of which are issued and outstanding immediately prior to the Initial Closing.  The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles and as provided by the Wisconsin Corporation Code.

(b)           The Company has reserved (i) 20,000,000 shares of its Series A Preferred Stock for issuance to the Purchasers under this Agreement; 5,000,000 shares of its Series A-1 Preferred Stock for issuance to certain Purchasers and Accuray pursuant to Subsection 1.3(c) and 1.4(c) respectively of this Agreement; (ii) 25,000,000 shares of its Series B Common Stock for issuance to the Purchaser upon conversion of the Preferred Stock, (iii) 4,102,609 shares of its Series B Common Stock for issuance to the Purchaser upon exercise of the Warrants as provided therein, and (iv) 4,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2009 Equity Incentive Plan duly adopted by the Board of Directors and approved by the Company shareholders (the “Stock Plan”).  Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 1,045,757 shares have been granted and are currently outstanding, and 2,954,243 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.  The Company has furnished to the Purchasers complete and accurate copies of the Stock Plan and forms of agreements used thereunder.

(c)           Subsection 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing (assuming the Purchasers listed on Exhibit A-1 purchase in full the Shares to be purchased by them as listed on Exhibit A-1 and the Purchasers listed on Exhibit A-2 purchase in full the Shares to be purchased by them as listed on Exhibit A-2 pursuant to the cancellation and conversion of the Convertible Promissory Notes) including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any.  Except for (A) the conversion privileges of the Shares and the rights to exercise the Warrants, to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Subsection 2.2(b) of this Agreement and Subsection 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.  All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options and warrants are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than 180 days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d)           None of the Company’s stock purchase agreements or stock option documents contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events, including without limitation in the case where the Company’s Stock Plan is not assumed in an acquisition.  The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.  Except as set forth in the Restated Articles, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e)           409A.  The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(f)            The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

2.3          Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.  The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4          Authorization.  All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into the Transaction Agreements, to issue the Shares at the Closing and the Series B Common Stock issuable upon conversion of the Shares, and to issue the Warrants at the Closing and the Series B Common Stock issuable upon exercise of the Warrants, has been taken or will be taken prior to the Closing.  All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing.  The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5          Valid Issuance of Shares.  The Shares and Warrants, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser.  Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.6(ii) below, the Shares and Warrants will be issued in compliance with all applicable federal and state securities laws.  The Series B Common Stock issuable upon conversion of the Shares or exercise of the Warrants has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles or the Warrants, as applicable, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.  Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to Subsection 2.6 below, the Series B Common Stock issuable upon conversion of the Shares or exercise of the Warrants will be issued in compliance with all applicable federal and state securities laws.

2.6          Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Articles, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7          Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company;  (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.  Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company).  There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.  The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.8          Intellectual Property.  The Company owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others.  To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.  Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person.  The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.  The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.  To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.  Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted.  Subsection 2.8 of the Disclosure Schedule lists all Company Intellectual Property. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9          Compliance with Other Instruments.  The Company is not in violation or default (i) of any provisions of its Restated Articles or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect.  The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10        Agreements; Actions.

(a)           Except for the Acquisition Option and the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations

(contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)           The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $100,000 or in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of subsections (b) and (c) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)           The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d)           The Company has not engaged in the past three (3) months in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, or (ii) any merger, consolidation or other business combination transaction of the Company with or into another Person.

2.11        Certain Transactions.

(a)           Other than (i) standard employee benefits generally available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously made available to the Purchasers or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof. As used in this Agreement, “made available” with respect to any documents or information means provided or otherwise made accessible for use or review, including but not limited to sending paper or electronic copies directly to the person to whom such document or information is to be provided, or providing access to paper or electronic copies of such documents or information at a specified physical or virtual location.

(b)           The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees.  None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company, or, to the Company’s Knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers or employees or shareholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company or (iii) financial interest in any material contract with the Company.

2.12        Rights of Registration and Shareholder Rights.  Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, except as contemplated in the Shareholder Agreement, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13        Property.  The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.  The Company does not own any real property.

2.14        Financial Statements.  The Company has delivered to each Purchaser its unaudited financial statements for the fiscal year ended December 31, 2011 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of February 29, 2012 (collectively, the “Financial Statements”).  The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2011 (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.15        Changes.  Since February 29, 2012 there has not been:

(a)           any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)           any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)           any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)           any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)           any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)            any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(g)           any resignation or termination of employment of any officer or Key Employee of the Company;

(h)           any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)            any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)            any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k)           any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)            receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)          to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally,  that could reasonably be expected to result in a Material Adverse Effect; or

(n)           any arrangement or commitment by the Company to do any of the things described in this Subsection 2.15.

2.16        Employee Matters.

(a)           As of the date hereof, the Company employs 11 full-time employees and 0 part-time employees and engages a number of consultants or independent contractors on an as needed basis.  Subsection 2.16 of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $200,000 for the fiscal year ended December 31, 2011 or is anticipated to receive compensation in excess of $200,000 for the fiscal year ending December 31, 2012.

(b)           To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business.  Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)           The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining.  The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(d)           To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing.  The employment of each employee of the Company is terminable at the will of the Company.  Except as set forth in Subsection 2.16 of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due.  Except as set forth in Subsection 2.16 of the Disclosure Schedule, the Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e)           The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Company’s board of directors.

(f)            Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g)           Subsection 2.16 of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h)           The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company.  There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i)            To the Company’s knowledge, none of the Key Employees or directors of the Company has been (a) subject to voluntary or involuntary petition under the federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

2.17        Tax Returns and Payments.  There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid.  There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed.  There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency.  The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18        Insurance.  The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19        Employee Agreements.  Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers (the “Confidential Information Agreements”).  No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement.  Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchasers.  The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.19.

2.20        Permits.The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21        Corporate Documents.  The Restated Articles and Bylaws of the Company are in the form provided to the Purchasers.  The copy of the minute books of the Company made available to the Purchasers contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

2.22        83(b) Elections.  To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.  The Company has in its possession a copy of an election under Section 83(b) of the Code with respect to each share of Company stock that was subject to a substantial risk of forfeiture and nontransferable (as such terms are defined in Section 83 of the Code and the regulations thereunder) when issued.

2.23        Environmental and Safety Laws.  Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws.  The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

For purposes of this Section 3, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24        Disclosure.  The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”).  No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.  The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan.  All financial projections provided by the Company were prepared by the Company in good faith based upon reasonable assumptions; and although the Company does not guarantee the results of such projections, all such projections are reasonable and reflect the Company’s best estimate of the financial results reflected therein.  It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.             Representations and Warranties of the Purchasers.  Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1          Authorization.The Purchaser has full power and authority to enter into the Transaction Agreements.  The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2          Purchase Entirely for Own Account.This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares and Warrants to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares or the Warrants. The Purchaser has not been formed for the specific purpose of acquiring the Shares or the Warrants.

3.3          Disclosure of Information.  The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares and Warrants with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4          Restricted Securities.  The Purchaser understands that the Shares and the Warrants have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.  The Purchaser understands that the Shares and Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares and Warrants indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, an exemption from such registration and qualification requirements is available, or in the case of the Warrants, each is exercised pursuant to the terms therein.  The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares or Warrants, or the Series B Common Stock into which it may be converted or exercised for, for resale except as set forth in the Investors’ Rights Agreement.  The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares and Warrants, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.  The Purchaser understands that this offering is not intended to be part of the public offering, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act.

3.5          No Public Market.  The Purchaser understands that no public market now exists for the Shares or Warrants, and that the Company has made no assurances that a public market will ever exist for the Shares or Warrants.

3.6          Legends.

(a)           The Purchaser understands that the Shares, the Warrants and any securities issued in respect of or exchange for the Shares or upon exercise of the Warrants, may bear one or more legends in substantially the following form:

(i)            “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)           Any legend set forth in, or required by, the other Transaction Agreements.

(c)           Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares or Warrants represented by the certificate so legended.

3.7          Accredited Investor.  The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8          Foreign Investors.  If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or Warrants or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares or Warrants, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares or Warrants.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares or Warrants will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9          No General Solicitation.  Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares or Warrants.

3.10        Exculpation Among Purchasers.  The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.  The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares or Warrants.

3.11        Residence.  If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A-1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A-1.

3.12        No Assurances of Exercise of Acquisition Option or Distribution Option. The Purchaser acknowledges that there is no assurance that Accuray will exercise the Acquisition Option or the Distribution Option (as defined in the Shareholder Agreement regardless of whether the Monterey Milestone has been met or not, and further acknowledges that Accuray has the right to exercise the Acquisition Option or the Distribution Option in its sole discretion.

3.13        Not a Qualified New Business Venture. The Purchaser acknowledges that the Company is no longer a “Qualified New Business Venture” under Wisconsin law and therefore ineligible to allocate investment tax credits to the Purchaser.

4.             Conditions to the Purchasers’ Obligations at Closing.  The obligations of each Purchaser to purchase Shares and a Warrant, if applicable, at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1          Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2          Performance.  The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3          Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4          Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and Warrants pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5          Opinion of Company Counsel.  As of the Initial Closing, the Purchasers shall have received from Michael Best & Friedrich, counsel for the Company, an opinion, dated as of the Initial Closing, in substantially the form of Exhibit G attached to this Agreement.

4.6          Board of Directors.  As of the Initial Closing, the authorized size of the Board shall be five (5), and the Board shall be comprised of James Schultz, Michael Cudahy, Dr. Gordon Grado, Rock Mackie and Chris Raanes.

4.7          Investors’ Rights Agreement.  The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other shareholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.

4.8          Shareholder Agreement.  The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other shareholders of the Company named as parties thereto shall have executed and delivered the Shareholder Agreement.

4.9          Restated Articles.  The Company shall have filed the Restated Articles with the Wisconsin Department of Financial Institutions on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.10        Secretary’s Certificate.The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the shareholders of the Company approving the Restated Articles.

4.11        Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested.  Such documents may include good standing certificates.

4.12        Conversion of Convertible Promissory Notes. The amounts due under the Convertible Promissory Notes shall have each been converted into Series A Preferred Stock or Series A-1 Preferred Stock as contemplated by, and subject to, Subsections 1.3(c) and (d).

4.13        Minimum Number of Shares at Initial Closing.  A minimum of 6,643,224 shares of Series A Preferred Stock must be sold at the Initial Closing, including any Shares issued upon conversion, cancellation or exchange of the Convertible Promissory Notes (but not the Accuray Note).

4.14        Maximum and Minimum Number of Shares at Second Closing.  A maximum of 5,559,050 Additional Shares may be sold at the Second Closing, excluding any Shares issued upon conversion, cancellation or exchange of the Accuray Note. A minimum of 20% of such Additional Shares sold at the Second Closing must be sold to Accuray, up to a maximum of 830,992 Additional Shares. This Subsection 4.15 shall only be applicable as a condition to each Purchaser’s obligation, if any, to purchase Additional Shares at the Second Closing.

4.15        Conversion of Accuray Note. The amounts due under the Accuray Note shall have been converted into Series A Preferred Stock on or before the Second Closing as contemplated by, and subject to, Subsection 1.4(b)(ii).

4.16        Additional Transaction Agreements. The Company and each of the parties named as parties thereto (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), shall have executed and delivered each of the Additional Transaction Agreements.

5.             Conditions of the Company’s Obligations at Closing.  The obligations of the Company to sell Shares and Warrants, if applicable, to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1          Representations and Warranties.  The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2          Performance.  The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3          Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4          Investors’ Rights Agreement.  Each Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.5          Shareholder Agreement.  Each Purchaser and the other shareholders of the Company named as parties thereto shall have executed and delivered the Shareholder Agreement.

5.6          Additional Transaction Agreements.  Each Purchaser and the other shareholders of the Company, if named as parties thereto, shall have executed and delivered the Additional Transaction Agreements.

6.             Miscellaneous.

6.1          Survival of Warranties.  Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2          Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3          Governing Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to conflict of law principles that would result in the application of any law other than the law of the State of Wisconsin and without regard to any rules of construction concerning the draftsman hereof.

6.4          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6          Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their addresses as set forth on Exhibit A-1 or Exhibit A-2 hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.6.

6.7          No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8          Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9          Amendments and Waivers.  Except as set forth in Subsection 1.4 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least 66 2/3% of the then-outstanding Shares or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase 66 2/3% of the Shares to be issued at the Initial Closing.  Any amendment or waiver effected in accordance with this Subsection 6.9 shall be binding upon the

Purchasers and each transferee of the Shares (or the Series B Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

6.10        Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11        Delays or Omissions.No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12        Entire Agreement.  This Agreement (including the Exhibits hereto), the Restated Articles and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13        Dispute Resolution.  The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Dane County in the State of Wisconsin for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographic boundaries of Dane County in the State of Wisconsin, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.  The prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

WAIVER OF JURY TRIAL:  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT

CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.14        No Commitment for Additional Financing.  The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares and Warrants as set forth herein and subject to the conditions set forth herein.  In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement.  Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

IN WITNESS WHEREOF, the parties have executed this Preferred Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

COMPACT PARTICLE ACCELERATION CORPORATION

By:
James Schultz, Interim CEO

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

PURCHASERS:

ACCURAY INCORPORATED

By:
Name:
Its:

OPEN PRAIRIE VENTURES II, LP

By:
Name:
Its:

OPEN PRAIRIE CPAC JOINT VENTURE

By:
Name:
Its:

THE ENDEAVORS GROUP, LLC

By:
Name:
Its:

DANEVEST TECH FUND I, L.P.

By:
Name:
Its:

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

DANEVEST TECH SIDE FUND I, L.P.

By:
Name:
Its:

TOMOPRO INVESTMENT LLC

By:
Name:
Its:

JEFFREY B RUSINOW ROVOCABLE LIVING TRUST

By:
Name:
Its:

WADE FETZER III

By:
Name:
Its:

TOMOTHERAPY INCORPORATED

By:
Name:
Its:

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

MARY GRADO

GORDON GRADO

GREY GHOST, LLC

By:
Name:
Its:

ROCK MACKIE

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

DAVID WALSH

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

AERO INVESTMENTS, LLC

By:
Name:
Its:

SIGNATURE PAGE TO STOCK AND WARRANT PURCHASE AGREEMENT

EXHIBITS

Exhibit A-1 -	SCHEDULE OF PURCHASERS

Exhibit A-2 -	CONVERSION OF INDEBTEDNESS

Exhibit A-2(i) — 2010 Convertible Promissory Notes

Exhibit A-2(ii) — 2011/2012 Convertible Promissory Notes

Exhibit B -	FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

Exhibit C -	DISCLOSURE SCHEDULE

Exhibit D -	FORM OF WARRANT

Exhibit E -	FORM OF INVESTORS’ RIGHTS AGREEMENT

Exhibit F -	FORM OF SHAREHOLDER AGREEMENT

Exhibit G -	FORM OF LEGAL OPINION OF MICHAEL BEST & FRIEDRICH LLP

Exhibit H -	MONTEREY MILESTONE

Exhibit I -	SERIES B PURCHASE AGREEMENT

Exhibit J -	LICENSE AGREEMENT

EXHIBIT A-1

SCHEDULE OF PURCHASERS

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Purchaser / Address	Shares of Series A Preferred Stock (Conversion)	Shares of Series A Preferred Stock (Cash Investment)	Shares of Series A-1 Preferred Stock	Warrants
Open Prairie Ventures II, L.P. {****}	{****}	{****}	{****}	{****}
Open Prairie CPAC Joint Venture {****}	{****}	{****}	{****}	{****}
The Endeavors Group, LLC {****}	{****}	{****}	{****}	{****}
DaneVest Tech Fund I, L.P. {****}	{****}	{****}	{****}	{****}
DaneVest Tech Side Fund I, L.P. {****}	{****}	{****}	{****}	{****}
TomoPro Investment LLC {****}	{****}	{****}	{****}	{****}
Jeffrey B. Rusinow Revocable Living Trust {****}	{****}	{****}	{****}	{****}
Wade Fetzer III {****}	{****}	{****}	{****}	{****}
Mary Grado & Gordon Grado {****}	{****}	{****}	{****}	{****}

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Accuray Incorporated c/o Accuray Incorporated Attn: General Counsel 1310 Chesapeake Terrace Sunnyvale, CA 94089	{****}	{****}	{****}	{****}
Rock Mackie {****}	{****}	{****}	{****}	{****}
Grey Ghost, LLC {****}	{****}	{****}	{****}	{****}
TomoTherapy Incorporated c/o Accuray Incorporated Attn: General Counsel 1310 Chesapeake Terrace Sunnyvale, CA 94089	{****}	{****}	{****}	{****}
David Walsh {****}	{****}	{****}	{****}	{****}
AERO Investments, LLC {****}	{****}	{****}	{****}	{****}

EXHIBIT A-2

CONVERSION OF INDEBTEDNESS

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

Exhibit A-2(i) — 2010 Convertible Promissory Notes

Name of Purchaser / Address	2010 Convertible Promissory Notes	Principal and Interest	Series A-1 Shares

Open Prairie Ventures II, L.P. {****}	Convertible Promissory Notes, by and between the Company and Open Prairie Ventures II, LP, dated as of December 3, 2010 and January 28, 2011	{****}	{****}

Open Prairie CPAC Joint Venture {****}	Convertible Promissory Note, by and between the Company and Open Prairie CPAC Joint Venture, dated as of December 17, 2010	{****}	{****}

The Endeavors Group, LLC {****}	Convertible Promissory Note, by and between the Company and The Endeavors Group, LLC, dated as of December 3, 2010 and January 31, 2011	{****}	{****}

DaneVest Tech Fund I, L.P. {****}	Convertible Promissory Note, by and between the Company and DaneVest Tech Fund I, L.P., dated as of December 22, 2010	{****}	{****}

DaneVest Tech Side Fund I, L.P. {****}	Convertible Promissory Note, by and between the Company and DaneVest Tech Side Fund I, L.P., dated as of December 22, 2010	{****}	{****}

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

TomoPro Investment LLC {****}	Convertible Promissory Note, by and between the Company and TomoPro Investment LLC, dated as of December 22, 2010	{****}	{****}

Jeffrey B Rusinow Rovocable {****}	Convertible Promissory Note, by and between the Company and Jeffrey B Rusinow Rovocable Living Trust, dated as of December 22, 2010	{****}	{****}

Wade Fetzer III {****}	Convertible Promissory Note, by and between the Company and Wade Fetzer III, dated as of December 6, 2010	{****}	{****}

TomoTherapy Incorporated c/o Accuray Incorporated Attn: General Counsel 1310 Chesapeake Terrace Sunnyvale, CA 94089	Convertible Promissory Notes by and between the Company and TomoTherapy, dated December 3, 2010, December 23, 2010 and February 14, 2011	{****}	{****}

Exhibit A-2(ii) — 2011/2012 Convertible Promissory Notes

Name of Purchaser / Address	2011 / 2012 Convertible Promissory Notes	Principal and Interest	Series A Shares

Open Prairie Ventures II, L.P. {****}

Convertible Promissory Note, by and between the Company and Open Prairie Ventures II, LP, dated as of September 13, 2011, October 14, 2011, October 28, 2011, November 16, 2011, December 22, 2011, January 18, 2012, January 26, 2012 and March 13, 2012

		{****}	{****}

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

The Endeavors Group, LLC {****}

Convertible Promissory Note, by and between the Company and The Endeavors Group, LLC, dated as of September 13, 2011, October 28, 2011, November 16, 2011, December 22, 2011, January 18, 2012 and March 13, 2012

		{****}	{****}

Mary Grado & Gordon Grado {****}	Convertible Promissory Note, by and between the Company and Mary Grado & Gordon Grado, dated as of October 7, 2011	{****}	{****}

Accuray Incorporated Attn: General Counsel 1310 Chesapeake Terrace Sunnyvale, CA 94089	Convertible Promissory Notes, by and between the Company and Accuray, dated as of September 13, 2011 and October 18, 2011	{****}	{****}

EXHIBIT B

FORM OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COMPACT PARTICLE ACCELERATION CORPORATION

Compact Particle Acceleration Corporation, a corporation organized and existing under and by virtue of the provisions of Chapter 180, as amended, of the Wisconsin Statutes (the “Wisconsin Business Corporation Law”),

DOES HEREBY CERTIFY:

1.                                      That the name of this corporation is Compact Particle Acceleration Corporation, and that this corporation was originally incorporated pursuant to the Wisconsin Business Corporation Law on April 18, 2008 under the same name.

2.                                      The undersigned officer certifies that these Second Amended and Restated Articles of Incorporation contain amendments requiring shareholder approval which amendments were adopted by the shareholders in accordance with Section 180.1003 of the Wisconsin Statutes as of April 19, 2012.  These Second Amended and Restated Articles of Incorporation supercede and take the place of the existing articles of incorporation of the Corporation and any amendments and restatements thereof.

3.                                      This document is drafted by and returnable to Melissa M. Turczyn, Esq., Michael Best & Friedrich LLP, 1 South Pinckney Street, Suite 700, Madison, Wisconsin 533701-1806.

4.                                      That the Board of Directors duly adopted resolutions proposing this amendment and restatement of the Articles of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its shareholders, and authorizing the appropriate officers of this corporation to solicit the consent of the shareholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended and restated in its entirety to read as follows:

FIRST:  The name of this corporation is Compact Particle Acceleration Corporation (the “Corporation”),

SECOND:  The address of the registered office of the Corporation is 8040 Excelsior Drive, Suite 200, Madison, Wisconsin, 53717. The name of its registered agent at such address is CT Corporation.

THIRD:  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Wisconsin Business Corporation Law.

FOURTH:  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock, $0.001 par value per Share (the “Common Stock”), of which (i) 25,000,000 shares are designated Series A Common Stock, $0.001 par value per share (“Series A Common Stock”), and (ii) 75,000,000 shares are designated Series B Common Stock, $0.001 par value per share (“Series B Common Stock”), and (ii) 25,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.                                    COMMON STOCK

1.                                      General.  The voting and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.                                      Voting.  The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of shareholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Articles of Incorporation or pursuant to the Wisconsin Business Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Articles of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 180.1004 of the Wisconsin Business Corporation Law. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

3.                                      Dividends.  The holders of the Common Stock are entitled to dividends when, if, and as declared by the Board of Directors as provided in Section 1 of Part B below.

B.                                    PREFERRED STOCK

20,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. 5,000,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications

2

and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.                                      Dividends.

The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Preferred Stock then outstanding shall simultaneously receive, on a pro rata basis with the Series A Common Stock and the Series B Common Stock, a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (B) multiplying such fraction by an amount equal to the Series A Original Issue Price (as defined below) or the Series A-1 Original Issue Price (as defined below), as applicable; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.  The “Series A Original Issue Price” shall mean $0.8725 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock.  The “Series A-1 Original Issue Price” shall mean $0.39 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock.

2.                                      Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1                               Preferential Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) in the case of the Series A Preferred Stock, four (4) times the Series A Original Issue Price, plus any dividends declared but unpaid thereon; and (ii) in the case of the Series A-1 Preferred Stock, four (4) times the Series A-1 Original Issue Price, plus any dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay

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the holders of shares of Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2                               Preferential Payments to Holders of Series A Common Stock and Series B Common Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of the preferential amounts required to be paid to the holders of shares of Preferred Stock, the holders of shares of Series A Common Stock and Series B Common Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount per share equal to one (1) times the Series A Common Stock Original Issue Price or one (1) times the Series B Common Stock Original Issue Price, as applicable, plus any dividends declared but unpaid thereon.  If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Common Stock and Series B Common Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Common Stock and Series B Common Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Series A Common Stock Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Common Stock. The “Series B Common Stock Original Issue Price” shall mean $0.57 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Common Stock.

2.3                               Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, Series A Common Stock and Series B Common Stock pursuant to Subsection 2.1 and Subsection 2.2 hereof, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of the shares of Preferred Stock, Series A Common Stock and Series B Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of the Articles of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation.  The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.1 and 2.3 is hereinafter referred to as the “Series A Liquidation Amount.” The aggregate amount which a holder of a share of Series A-1 Preferred Stock is entitled to receive under Subsections 2.1 and 2.3 is hereinafter referred to as the “Series A-1 Liquidation Amount.”  The aggregate amount which a holder of a share of Series A Common Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series A Common Stock Liquidation Amount.” The aggregate amount which a holder of a share of Series B Common Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series B Common Stock Liquidation Amount.”

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2.4                               Deemed Liquidation Events.

2.4.1.                  Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 66 2/3% of the outstanding shares of Preferred Stock elect otherwise by written notice sent to the Corporation at least 5 days prior to the effective date of any such event:

(a)                                 a merger, consolidation or share exchange in which:

(i)   the Corporation is a constituent party or

(ii)  a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger, consolidation or share exchange,

except any such merger, consolidation or share exchange involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, consolidation or share exchange continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger, consolidation or share exchange at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger, consolidation or share exchange, the parent corporation of such surviving or resulting corporation; or

(b)                                 the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.4.2.                  Effecting a Deemed Liquidation Event.

(a)                                 The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger, consolidation or share exchange for such transaction (the “Merger Agreement”) provides that the consideration payable to the shareholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3.

(b)                                 In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii) or 2.4.2(b), if the Corporation does not effect a dissolution of the Corporation under the Wisconsin Business Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the

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following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its shareholders, all to the extent permitted by Wisconsin law governing distributions to shareholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem (i) all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock at a price per share equal to the Series A Liquidation Amount and the Series A-1 Liquidation Amount, respectively, and (ii) to redeem all outstanding shares of Series A Common Stock and Series B Common Stock at a price per share equal to the Series A Common Stock Liquidation Amount and the Series B Common Stock Liquidation Amount, respectively.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Wisconsin law governing distributions to shareholders.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if after the payment of the preferential amounts required to be paid to the holders of shares of Preferred Stock, the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Common Stock and Series B Common Stock, the Corporation shall ratably redeem each holder’s shares of Series A Common Stock and Series B Common Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Wisconsin law governing distributions to shareholders.  Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(c)                                  Following the receipt by the Corporation of the election of holders of Preferred Stock to request redemption as provided in Subsection 2.4.2(b), the Corporation shall send a notice to each holder of Preferred Stock, Series A Common Stock and Series B Common Stock stating (i) the number of shares of Preferred Stock, Series A Common Stock and Series B Common Stock held by such holder as of the date of such notice, (ii) the price at which such shares of Preferred Stock, Series A Common Stock and Series B Common Stock will be redeemed, (iii) the date upon which such holder’s right to redeem such shares terminates (as determined in accordance with Subsection 2.4.2(b)), and (iv) that such holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

(d)                                 On or before the date of redemption determined in accordance with Subsection 2.4.2(b), each holder of Preferred Stock, Series A Common Stock and Series B Common Stock shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the

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place designated in the notice required by Subsection 2.4.2(c), and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.

(e)                                  If the notice required by Subsection 2.4.2(c) shall have been duly given to each holder of Preferred Stock, Series A Common Stock and Series B Common Stock and if on the redemption date the price payable upon redemption of the shares of Preferred Stock, Series A Common Stock and Series B Common Stock is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock, Series A Common Stock and Series B Common Stock as the case may be, so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock, Series A Common Stock and Series B Common Stock as applicable, shall cease to accrue after such redemption date and all rights with respect to such shares shall forthwith after such redemption date terminate, except only the right of the holders to receive the redemption price determined in accordance with Subsection 2.4.2(b) without interest upon surrender of their certificate or certificates therefor.

2.4.3.                  Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, provided that, if 66 2/3% of the holders of Preferred Stock object to the determination of the Board of Directors, then the value of such property, rights or securities shall be the fair market value as mutually agreed upon by the Corporation and the holders of Preferred Stock who have so objected, and in the event that the Corporation and such holders of Preferred Stock are unable to reach agreement, then the fair market value shall be established by a third-party appraiser agreed to by the Corporation and such holders of Preferred Stock and paid for by the Corporation.

2.4.4.                  Allocation of Escrow.  In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the shareholders of the Corporation is placed into escrow and/or is payable to the shareholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the shareholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.                                      Voting.

3.1                               General.  On any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of shareholders of the Corporation

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(or by written consent of shareholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining shareholders entitled to vote on such matter.  Except as provided by law or by the other provisions of the Articles of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2                               Election of Directors.  The holders of record of the shares of Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) or two (2) directors of the Corporation (the “Series A Directors”) (which number shall be determined by a majority of the holders of outstanding shares of the Preferred Stock), the holders of record of the shares of Series A Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation, and the holders of record of the shares of Series B Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders.  All other directors shall be elected pursuant to the Wisconsin Business Corporation Law. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.  The rights of the holders of the Preferred Stock, the Series A Common Stock and the Series B Common Stock, respectively, under the first sentence of this Subsection 3.2 shall terminate on the first date following the Series A Original Issue Date (as defined below) on which there are issued and outstanding no shares of Preferred Stock, Series A Common Stock or Series B Common Stock, as applicable.

3.3                               Series A Preferred Stock and Series A-1 Preferred Stock Protective Provisions.  At any time when at least 3,000,000 shares of the aggregate of the Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) and the Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or the Articles of Incorporation) the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1.                  liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

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3.3.2.                  amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Corporation;

3.3.3.                  create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock and Series A-1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption, or increase the authorized number of shares of Series A Preferred Stock or Series A-1 Preferred Stock or increase the authorized number of shares of any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock and Series A-1 Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends and rights of redemption;

3.3.4.                  (i) reclassify, alter or amend any existing security of the Corporation that is pari passu with the Series A Preferred Stock or Series A-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Stock or Series A-1 Preferred Stock in respect of any such right, preference or privilege, or (ii) reclassify, alter or amend any existing security of the Corporation that is junior to the Series A Preferred Stock or Series A-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Corporation, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Stock or Series A-1 Preferred Stock in respect of any such right, preference or privilege;

3.3.5.                  purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock or Series A-1 Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (iv) as approved by the Board of Directors, including the approval of at least one Series A Director;

3.3.6.                  create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000 unless such debt security has received the prior approval of the Board of Directors, including the approval of at least one Series A Director;

3.3.7.                  create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license

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or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary; or

3.3.8.                  increase or decrease the authorized number of directors constituting the Board of Directors.

4.                                      Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1                               Right to Convert.

4.1.1.                  Conversion Ratio.

(a)                                 Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series B Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion.  The “Series A Conversion Price” shall initially be equal to $0.8725.  Such initial Series A Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Series B Common Stock, shall be subject to adjustment as provided below.

(b)                                 Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Series B Common Stock as is determined by dividing the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series A-1 Conversion Price” shall initially be equal to $0.39.  Such initial Series A-1 Conversion Price, and the rate at which shares of Series A-1 Preferred Stock may be converted into shares of Series B Common Stock, shall be subject to adjustment as provided below.

4.1.2.                  Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Preferred Stock, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock.

4.2                               Fractional Shares.  No fractional shares of Series B Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Series B Common Stock as determined in good

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faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Series B Common Stock and the aggregate number of shares of Series B Common Stock issuable upon such conversion.

4.3                               Mechanics of Conversion.

4.3.1.                  Notice of Conversion.  In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Series B Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Series B Common Stock to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Series B Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series B Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Series B Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Series B Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted, as applicable.

4.3.2.                  Reservation of Shares.  The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Series B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Series B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Series B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation.  Before taking any action which

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would cause an adjustment reducing the Series A Conversion Price and/or Series A-1 Conversion Price below the then par value of the shares of Series B Common Stock issuable upon conversion of such Preferred Stock, as applicable, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Series B Common Stock at such adjusted Series A Conversion Price and Series A-1 Conversion Price, as applicable.

4.3.3.                  Effect of Conversion.  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Series B Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4.                  No Further Adjustment.  Upon any such conversion, no adjustment to the Series A Conversion Price or Series A-1 Conversion Price, as applicable, shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Series B Common Stock delivered upon conversion.

4.3.5.                  Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Series B Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Series B Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4                               Adjustments to Preferred Stock Conversion Price for Diluting Issues.

4.4.1.                  Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b)                                 “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c)                                  “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

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(d)                                 “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Series A Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)             shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;

(ii)   shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iii)  shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including at least one Series A Director; or

(iv)      shares of Common Stock or Convertible Securities actually issued upon the exercise of Options, warrants or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

4.4.2.                  No Adjustment of Preferred Stock Conversion Price.  No adjustment in the Series A Conversion Price or the Series A-1 Conversion Price, as the case may be, shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3.                  Deemed Issue of Additional Shares of Common Stock.

(a)                                 If the Corporation at any time or from time to time after the Series A Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained

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therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)                                 If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price or the Series A-1 Conversion Price, as the case may be, pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price or the Series A-1 Conversion Price, as applicable, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price or the Series A-1 Conversion Price, as applicable, to an amount which exceeds the lower of (i) the Series A Conversion Price or the Series A-1 Conversion Price, as applicable, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price or the Series A-1 Conversion Price, as applicable, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)                                  If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price or the Series A-1 Conversion Price, as applicable, then in effect, or because such Option or Convertible Security was issued before the Series A Original Issue Date), are revised after the Series A Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided

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in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)                                 Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price and Series A-1 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)                                  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price or the Series A-1 Conversion Price, as applicable, that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4.                  Adjustment of Preferred Stock Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series A Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the applicable Series A Conversion Price or Series A-1 Conversion Price in effect immediately prior to such issue, then the Series A Conversion Price and/or the Series A-1 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply to the Series A Preferred Stock and the Series A-1 Preferred Stock, as applicable, each calculated separately as a separate series:

15

(a)                                 “CP2” shall mean (i) in the case of the Series A Preferred Stock, the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock; and (ii) in the case of the Series A-1 Preferred Stock, the Series A-1 Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(b)                                 “CP1” shall mean (i) in the case of the Series A Preferred Stock, the Series A Conversion Price in effect immediately after such issue of Additional Shares of Common Stock; and (ii) in the case of the Series A-1 Preferred Stock, the Series A-1 Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(c)                                  “A” shall mean the number of shares of Series B Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)                                 “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)                                  “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5.                  Determination of Consideration.  For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a)                                 Cash and Property:  Such consideration shall:

(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)   insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)  in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received,

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computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b)                                 Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(i)             the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6.                  Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5                               Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price and the Series A-1 Conversion Price, as applicable, in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series A Original Issue Date combine the outstanding shares of Common Stock, the Series A Conversion Price and the Series A-1 Conversion Price, as applicable, in effect immediately

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before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6                               Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price and the Series A-1 Conversion Price, as applicable, in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price and the Series A-1 Conversion Price, as applicable, then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price and the Series A-1 Conversion Price, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price and the Series A-1 Conversion Price, as applicable, shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7                               Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

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4.8                               Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Subsection 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price or the Series A-1 Conversion Price, as applicable) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.  For the avoidance of doubt, nothing in this Subsection 4.8 shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the Wisconsin Business Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Subsection 4.8 be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.

4.9                               Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price and/or the Series A-1 Conversion Price, as applicable, then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the holder’s Preferred Stock.

4.10                        Notice of Record Date.  In the event:

(a)                                 the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

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(b)                                 of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5.                                      Mandatory Conversion.

5.1                               Trigger Events.  Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $4.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $20,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Corporation or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 66 2/3% of the then outstanding shares of Preferred Stock (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Series B Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation.

5.2                               Procedural Requirements.  All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with

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respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2.  As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.                                      Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption.

7.                                      Waiver.  Any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of at least 66 2/3% of the shares of Preferred Stock then outstanding.

8.                                      Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the Wisconsin Business Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH:  Subject to any additional vote required by the Articles of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  Subject to any additional vote required by the Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of shareholders may be held within or without the State of Wisconsin, as the Bylaws of the Corporation may provide.  The books of the Corporation may be

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kept outside the State of Wisconsin at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation. or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Wisconsin Business Corporation Law or any other law of the State of Wisconsin is amended after approval by the shareholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Wisconsin Business Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and allowance of expenses to) directors, officers and agents of the Corporation (and any other: persons to which Wisconsin Business Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification and allowance otherwise permitted by Sections 180.0850 et seq. of the Wisconsin Business Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ELEVENTH:  The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, shareholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*     *     *

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IN WITNESS WHEREOF, these Second Amended and Restated Articles of Incorporation has been executed by a duly authorized officer of this corporation on this            day of April, 2012.

By:
James Schultz, Interim CEO

EXHIBIT C

DISCLOSURE SCHEDULE

EXHIBIT D

FORM OF WARRANT

NEITHER THIS WARRANT NOR ANY SECURITIES THAT MAY BE ISSUED UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), STATE SECURITIES LAWS, OR LAWS OF ANY FOREIGN JURISDICTION.  THIS WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE.  NEITHER THIS WARRANT NOR ANY SUCH SECURITIES MAY BE SOLD, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND STATE SECURITIES LAWS OR (II) THE COMPANY RECEIVING AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, ASSIGNMENT, OFFER, PLEDGE, OR OTHER TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY AND ISSUABLE HEREUNDER MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS HEREOF AND THE SHAREHOLDER AGREEMENT BETWEEN THE COMPANY AND ITS SHAREHOLDERS.  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF THE SHAREHOLDER AGREEMENT WITHOUT CHARGE.

WARRANT

To Subscribe for and Purchase Series B Common Stock

of

COMPACT PARTICLE ACCELERATION CORPORATION

WARRANT NO.

This certifies that, for value received                                 , a                            (the “Investor”), or its permitted assigns (the Investor and the Investor’s permitted assigns are collectively referred to as the “Holder”), is entitled to subscribe for and purchase from Compact Particle Acceleration Corporation, a Wisconsin corporation (the “Company”), at an exercise price per share equal to $0.8725 (the “Exercise Price”), [20% warrant coverage] shares of Series B Common Stock, at any time or times after the date hereof and until the expiration of this Warrant as provided in Section 11 hereof.  All Warrants issued in substitution or exchange herefor are individually referred to as a “Warrant” and collectively referred to as the “Warrants.”

This Warrant is being issued pursuant to and is subject to that certain Preferred Stock and Warrant Agreement, between the Investor, certain other investors, and the Company, dated as of April 20, 2012 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”).  All capitalized terms not otherwise defined in this Warrant have the meanings attributed to them in the Purchase Agreement.

This Warrant is subject to the following terms:

1.             Exercise; Payment for Shares; Issuance of Certificates.  The rights represented by this Warrant may be exercised by the Holder, in whole or in part and at one or more times, by (i) the surrender of this Warrant at the Company’s principal office (or such other office or agency of the Company it designates by written notice to the Holder), (ii) the delivery of the exercise notice in substantially the form attached hereto in Exhibit A, (iii) the payment to the Company of the Purchase Price (as defined below), some or all of which may be paid through a Cashless Exercise (as defined below), and (iv) if requested by the Company, the delivery of an investment representations statement in a form reasonably acceptable to the Company.  The “Purchase Price” means the product of the Exercise Price and the number of shares of Series B Common Stock to be purchased.  A “Cashless Exercise” means the withholding by the Company of shares of Series B Common Stock to be received by the Holder upon exercise of this Warrant to satisfy some or all of the Purchase Price for the Series B Common Stock to be purchased.  The Company agrees that the shares so purchased will be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant is surrendered and full payment made for such shares.  Certificates for the shares of Series B Common Stock so purchased will be delivered to the Holder within a reasonable time after the rights represented by this Warrant are exercised, and, unless this Warrant is exercised in full or has expired, a new Warrant providing for the purchase of Series B Common Stock with respect to which this Warrant is not exercised will also be delivered to the Holder within such time.

2.             Shares to be Fully Paid; Reservation of Shares.  The Company covenants that all shares that are issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issue thereof.  The Company further covenants that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Series B Common Stock to provide for the exercise of the rights represented by this Warrant.  The Company shall not take any action that would result in the number of shares of Series B Common Stock outstanding exceeding the total number of shares of Series B Common Stock then authorized by the Company’s Articles of Incorporation, as may be amended or restated.

3.             Stock Split or Subdivision of Outstanding Stock.  If the number of shares of Series B Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Series B Common Stock or by a subdivision or split-up of shares of Series B Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price then in effect will be proportionately decreased and the number of shares of Series B Common Stock issuable on exercise of this Warrant will be proportionately increased.

2

4.             Combination of Outstanding Stock.  If the number of shares of Series B Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series B Common Stock, then, on the effective date of such combination, the Exercise Price will be proportionately increased and the number of shares of Series B Common Stock issuable on exercise of this Warrant will be proportionately decreased.

5.             Liquidating Dividends and Other Pro Rata Distributions.  In the case the Company declares or pays a dividend upon its Series B Common Stock payable otherwise than out of earnings or distributes pro rata to holders of its Series B Common Stock shares of its capital stock, or options to purchase, rights to subscribe for, or securities convertible into or exchangeable for, capital stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, then, in such case, the Holder will be entitled to receive a like distribution based on the number of shares of Series B Common Stock with respect to which this Warrant may then be exercised.

6.             Reorganization, Reclassification, Consolidation, Merger or Sale.  Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all the Company’s assets to another person, entity, firm, or partnership that is effected in such a way that holders of Series B Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, or assets with respect to or in exchange for Series B Common Stock is referred to herein as an “Organic Change.”  Prior to the consummation of any Organic Change, the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to acquire and receive, in lieu of or in addition to the Series B Common Stock immediately theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or assets as the Holder would have received in connection with such Organic Change if the Holder had before that time exercised this Warrant.

7.             Notices.  The Company shall give written notice to the Holder prior to the date on which the Company closes its books or fixes a record date with respect to (i) any dividend (other than a cash dividend payable out of the earnings of the Company) with respect to its Series B Common Stock; (ii) any pro rata distribution to holders of Series B Common Stock of any shares of the Company’s capital stock, or options to purchase, rights to subscribe for, or securities convertible or exchangeable for, Series B Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities; or (iii) any Organic Change.

8.             No Voting Rights.  This Warrant does not and will not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

9.             Transferability.  This Warrant and any shares acquired upon the exercise hereof may not be sold, assigned, offered, pledged, or otherwise transferred without registration under applicable federal and state securities laws, unless the Company receives an opinion of counsel reasonably acceptable to the Company, stating that such sale, assignment, offer, pledge, or other transfer is exempt from registration and prospectus

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delivery requirements of federal and state securities laws.  This Warrant and all rights hereunder are not transferable, in whole or in part, without the prior written consent of the Company, which consent must not be unreasonably withheld.

10.          Fractional Shares.  If a fractional share of Series B Common Stock would be issuable upon exercise of this Warrant (but for the provisions of this section), the Company shall, concurrently with the issuance to the Holder of the certificate for the shares of Series B Common Stock issuable upon exercise hereof, deliver to the Holder a check payable to the Holder in lieu of such fractional share in an amount equal to the difference between the fair value of such fractional share (determined in good faith by the Company’s Board of Directors) and the Exercise Price of such fractional share.

11.          Duration.  Subject to the terms of this Warrant, the rights to purchase shares of Series B Common Stock hereunder will remain in existence until April 20, 2017, and after such date will be considered terminated.

12.          Amendments and Waivers.  Any amendment to this Warrant must be in writing and identified as an amendment to this Warrant.  Any amendment to this Warrant requires the consent of the Company and the Holder; provided however, any amendment to this Warrant that modifies the number of shares purchasable upon exercise of this Warrant (other than adjustments due to stock dividends or splits or an Organic Change), requires the written consent of a majority of the holders of Series B Common Stock.  Any waiver of a right by the Company requires the written consent of the Company, and any waiver of a right by the Holder requires the written consent of the Holder.  Any amendment or waiver effected in accordance with this section is binding on all parties hereto to which the subject matter of the amendment or waiver applies, regardless of whether any such party has consented thereto.

13.          Severability.  If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Warrant will not be affected or impaired.

14.          Headings.  The descriptive headings of the articles, sections, and subsections of this Warrant are for convenience of reference only.  They do not constitute a part of this Warrant and do not affect this Warrant’s construction or interpretation.

15.          Governing Law.  The laws of the state of Wisconsin govern all matters arising out of or relating to this Warrant, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof.

[SIGNATURE PAGE FOLLOWS]

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The parties are signing and delivering this Warrant as of the date stated in the caption of this Warrant.

COMPANY:

COMPACT PARTICLE ACCELERATION CORPORATION

By:
Name:
Its:

[SIGNATURE PAGE TO WARRANT]

The foregoing Warrant is hereby confirmed and accepted by the Investor as of                                                   , 2012.

INVESTOR:

By:
Name:
Title:

[SIGNATURE PAGE TO WARRANT]

EXHIBIT A

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

To Compact Particle Acceleration Corporation:

The undersigned Holder of the attached Warrant hereby irrevocably exercises such Warrant for            shares of Series B Common Stock of Compact Particle Acceleration Corporation and makes payment of $                 therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                                         , whose address is set forth below.

Dated:
(Signature)

(Name)

(Title)

(Street Address)

(City) (State) (Zip Code)

EXHIBIT E

FORM OF INVESTORS’ RIGHTS AGREEMENT

[Executed version filed separately from this agreement.]

EXHIBIT F

FORM OF SHAREHOLDER AGREEMENT

[Executed version filed separately from this agreement.]

EXHIBIT G

FORM OF LEGAL OPINION OF
MICHAEL BEST & FRIEDRICH LLP

EXHIBIT H

MONTEREY MILESTONE

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

DIELECTRIC WALL ACCELERATOR DEVELOPMENT SCOPE AND MILESTONES

1.              CPAC will build a “fully functional” low-energy dielectric wall accelerator (DWA) prototype system, which will be referred to as the Monterey prototype.  The Monterey prototype system will be based on the Swiss prototype hardware platform, which was demonstrated in January 2011.  The main difference between the Swiss and Monterey prototypes will be {*******}.  The Monterey prototype system will operate with {*****}.  In addition, the {******}.

a.              Demonstrate operation of the Monterey prototype system {*****}.

b.              Develop a beam transport model for the Monterey prototype system, collect experimental data during operation of the Monterey prototype system for the accelerating gradient listed above, demonstrate good agreement of the experimental data with the beam model, {******}.  Agreement of the experimental data with the beam model will be assessed by comparing measured and predicted exit proton energy and beam diameters for various switch voltages and timing variations.

c.               Demonstrate shot-to-shot energy, spot size and dose control for the Monterey prototype system for the accelerating gradient listed above.  The energy control will be {******}.  The charge per proton bunch (used to determine dose) will vary from {******}.  The system will also demonstrate spot size control capability.

2.              CPAC will demonstrate component reliability at minimum operating conditions:

a.              Test the {******}.

b.              Test {******} to pass this test.

3.              CPAC will complete design requirements and conceptual design of first commercial prototype accelerator.  The requirements will include a realistic development plan to achieve {******}.  The evidence to demonstrate this plan should include {******}.

4.              CPAC will conduct regular program reviews, at least four times a year, with the CPAC Scientific Advisory Board, Accuray personnel, and up to two additional external reviewers appointed by Accuray to participate as observers in the program reviews.

FINAL – Nov 8, 2011

EXHIBIT I

SERIES B PURCHASE AGREEMENT

[Executed version filed separately from this agreement.]

EXHIBIT J

LICENSE AGREEMENT

[Executed version filed separately from this agreement.]